Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
AMENDMENT TO SOLAR POWER SYSTEMS AGREEMENT --- COMPLETION OF VACANT LAND PURCHASE AGREEMENT

Vancouver, B.C. – August 17, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on August 15, 2012, the Company amended the purchase agreement for utility-scale, ground-mount, solar photovoltaic (PV) power systems (the “Solar Power Systems Agreement”), the Company entered into with its wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), and Belectric Inc. (“Belectric”), on March 31, 2011. The Company first reported the Solar Power Systems Agreement in the Company's News Release of April 4, 2011.

Under the amended agreement (the “Amended Solar Power Systems Agreement”), the provision of Coronus to purchase a total of 21 MW of utility-scale, ground-mount, solar PV power systems from Belectric, for consideration of USD $76,818,000, exclusive of taxes (the “Original Basic Price”), was modified. Under the Amended Solar Power Systems Agreement, Coronus and Belectric agree to negotiate, in good faith, the purchase price of solar power systems on a per solar power system basis (the “Purchase and Sale Agreements”). The Amended Solar Power Systems Agreement is effective as of August 15, 2012, and shall remain in full force and effect for three years (the “Three Year Term”), but shall expire prior to the Three Year Term provided Coronus and Belectric enter into Purchase and Sale Agreements totaling 100 MW of solar power systems prior to the expiry of the Three Year Term. Further, throughout the term of the Amended Solar Power Systems Agreement, Belectric retains the exclusive right to negotiate Purchase and Sale Agreements with Coronus for solar power systems.

On entering into the original Solar Power Systems Agreement, the Company paid 15% of the Original Basic Price, or USD $11,522,700, by way of issuing 10,974,000 shares (the “Original Payment Shares”) of its common stock to Belectric, at a deemed price of USD $1.05 per share. Under the Amended Solar Power Systems Agreement, as additional purchase and sale consideration, Belectric kept 1,097,400 of the Original Payment Shares. Accordingly, 9,876,600 of the Original Payment Shares were cancelled on August 15, 2012. Prior to the cancellation of the 9,876,600 shares, the Company had 27,096,086 shares of common stock issued and outstanding. Following the cancellation of the 9,876,600 shares, the Company now has 17,219,486 shares of common stock issued and outstanding.

Mr. Thachuk announced today also that, on August 17, 2012, Coronus completed the Vacant Land Purchase Agreement (the “Yucca Valley East Agreement”), which Coronus entered into on October 9, 2011, as reported in the Company's News Releases of October 14 and December 9, 2011, and January 17, February 7, March 20, and April 13, 2012. Under the Yucca Valley East Agreement, Coronus acquired a 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, from Peter and Ann Wellington. The purchase price Coronus paid was USD $170,000. Coronus deposited USD $34,000, with Peter and Ann Wellington agreeing to carry back the balance amount of USD $136,000 for two years at 6.5% per annum interest, with monthly payments of interest only.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.